                                                                     Exhibit 5.2












              OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP, RELATING TO THE LEGALITY OF THE TRUST PREFERRED SECURITIES

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000


                                           February 15, 2002


Puget Sound Energy Capital Trust III
411 - 108 th Avenue N.E.
Bellevue, Washington 98004

             Re: Trust Preferred Securities of
                 Puget Sound Energy Capital Trust III
                 ------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Puget Sound Energy Capital Trust III (the "Trust"), a business trust created under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. ss.ss.3801 et. seq.) (the "Delaware Trust Act"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended, of trust preferred securities (the "Securities") of the Company to be offered from time to time as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. Capitalized terms used and not defined herein have the meanings given to such terms in the Prospectus.

     We are familiar with the proceedings taken and proposed to be taken by the Trust in connection with the proposed authorization, issuance and sale of the Securities. In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware, the form of Amended and Restated Declaration of Trust of the Trust (the "Declaration of Trust") and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Puget Sound Energy Capital Trust III
February 15, 2002
Page 2

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of trustees and other representatives of the Trust and others.

         The opinion expressed below is based on the following assumptions:

         (a)      the Registration Statement will become effective;


         (b) the proposed transactions will have been consummated as contemplated in the Registration Statement;


         (c)      prior to the issuance of any Securities:


                  (i) the Declaration of Trust will have been duly authorized, executed and delivered by the appropriate parties;


                  (ii) the terms of the Securities and their issue and sale will have been duly established in accordance with the terms of the Declaration of Trust; and


                  (iii) the underwriting agreement between the Trust and the underwriters of the Securities (the "Underwriting Agreement") will have been duly authorized, executed and delivered; and

Puget Sound Energy Capital Trust III
February 15, 2002
Page 3

        (d) the Declaration of Trust will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.


        Members of our firm are admitted to practice in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States.

        In rendering the opinion set forth herein, we have assumed that the execution and delivery of the Declaration of Trust by the parties thereto and the execution, issuance and delivery Securities by the Trust do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Trust or its properties is subject; (ii) any law, rule or regulation to which the Issuer is subject, except that we do not make such assumption with respect to those laws, rules and regulations of the State of Delaware and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Declaration of Trust and the Securities, but without our having made any special investigation concerning any other laws, rules or regulations ("Applicable Laws"); and (iii) any judicial or regulatory order or decree of any governmental authority.

        Based on and subject to the foregoing, we are of the opinion that, when properly executed and authenticated in accordance with the Declaration of Trust and delivered against payment of the purchase price provided for in the Underwriting Agreement, and upon satisfaction of all other conditions contained in the Declaration of Trust and the Underwriting Agreement, the Securities will represent fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration of Trust, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), and except to the extent that any rights to indemnity and contribution contained therein may be limited by state or federal securities laws or the public policy underlying such laws. We bring to your attention, however, that the holders of the Securities may be obligated, pursuant to the Declaration of Trust, to (i) provide indemnity in connection with, and pay taxes

Puget Sound Energy Capital Trust III
February 15, 2002
Page 4

or governmental charges arising from, transfers of the Securities and (ii) provide security and indemnity in connection with the requests of or directions to the property trustee to exercise its rights and powers under the Declaration of Trust.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Various Legal Matters Relating to the Securities" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                                     Very truly yours,


                                                     /s/ Skadden, Arps, Slate,
                                                     Meagher & Flom LLP